UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2023

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2023, MACOM Technology Solutions Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wolfspeed, Inc. (the “Seller”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will acquire the Seller’s radio frequency business (the “RF Business,” and the acquisition of the RF Business pursuant to the Purchase Agreement, the “Transaction”). The Transaction also includes the subsequent acquisition of a leasehold interest in a wafer fabrication facility in Research Triangle Park, North Carolina (the “RTP Fab”), and the transfer of operations of the RTP Fab approximately two years following the closing of the Transaction. Prior to this transfer of the operations of the RTP Fab to the Company, the Seller will continue to operate the facility and supply wafer fabrications to the Company pursuant to a supply agreement to be entered into between the parties in connection with the closing of the Transaction.

The purchase price for the Transaction consists of $75,000,000 payable in cash and 711,528 shares of the Company’s common stock, which was determined by dividing $50,000,000 by the trailing average closing price of the Company’s common stock on Nasdaq on the thirty (30) trading days immediately preceding the date of the Purchase Agreement, which will be issued at the closing of the Transaction but will be subject to restrictions on transfer until transfer of the RTP Fab to the Company is complete. The Company is not assuming any debt and intends to fund the cash purchase price for the Transaction through cash-on-hand.

The Purchase Agreement provides for customary representations, warranties, covenants and agreements. The Purchase Agreement also imposes certain confidentiality, non-solicitation and non-compete obligations upon the Company and the Seller. The completion of the Transaction is subject to the satisfaction or waiver of a number of customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Item 3.02. Unregistered Sales of Equity Securities.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to shares of the Company’s common stock that will be issued to the Seller at the closing of the Transaction. The Company intends to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On August 22, 2023, the Company issued a press release announcing the signing of the Purchase Agreement. The press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on the Company management’s beliefs and assumptions and on information currently available to its management. These forward-looking statements include, among others, statements about the use of cash-on-hand to finance the cash portion of the purchase price for the Transaction and the expected operation and transfer of the RTP Fab after the closing of the Transaction, including the timing of the transfer of the operations of the RTP Fab. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or its actual activities or results to differ materially from those indicated by the forward-looking statements, including, among other things, risks related to the ability of the Company to realize the anticipated benefits of the transaction, the Company’s ability to successfully supply, market and distribute its products and other business effects, including the effects of industry, market, economic, political or regulatory conditions, and those other factors described in “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: August 22, 2023	By:	/s/ Stephen G. Daly
Stephen G. Daly
President and Chief Executive Officer